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                                                                EX-99.B1


                            ARTICLES OF INCORPORATION
                               OF SBSF FUND, INC.

                                    ARTICLE I

                 I, the incorporator, JEFFREY A. SINE, whose post office address is 250 Park Avenue, New York 10177, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporation, forming a corporation.

                                   ARTICLE II

                 The name of the corporation (hereinafter called the "Corporation") is SBSF Fund, Inc.

                                   ARTICLE III

                                    Purposes

                 The purpose for which the Corporation is formed is to act as an open end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.


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                                   ARTICLE IV

                               Address in Maryland

                 The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is /o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                 The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                    ARTICLE V

                                  Common Stock

                 Section 1. The total number of shares of stock which the Corporation has authority to issue is $50,000,000 shares of common stock of the par value of $.01 each, all of one class, such shares having an aggregate par value of $500,000.

                 Section 2. Each share of the common stock of the Corporation shall be subject to the following provisions:

                          (a) The net asset value of each share of the common stock of the Corporation, for the purpose of the issue of such common stock, shall be determined in accordance with any applicable provision of the Investment Company Act of 1940, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, or any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.



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                          (b) All shares of the common stock of the Corporation
                 now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. Each holder of the common stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares of common stock standing in the name of such holder on the books of the Corporation at a redemption price equal to the net asset value of such share determined as hereinafter set forth.

                          (c) Notwithstanding Section 2(b) of Article V of these
                 Articles of Incorporation, the Board of Directors of the Corporation may suspend the right of the holders of the common stock of the Corporation to require the Corporation to redeem shares of such common stock or may suspend any voluntary purchase of such common stock:

                                  (i) for any period (A) during which the New
                          York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

                                  (ii) for any period during which an emergency,
                          as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or



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                                  (iii)  for such periods as the Securities and
                          Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

                          (d) All shares of the common stock of the Corporation
                 now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares upon the sending of written notice thereof to each stockholder any of whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value determined as hereinafter set forth and to take all other steps deemed necessary or advisable in connection therewith.

                          (e) The Board of Directors may by resolution from time
                 to time authorize the purchase by the Corporation, either directly or through an agent, of shares of the common stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable out of funds legally available therefor at prices not in excess of their net asset value determined as hereinafter set forth and to take all other steps as hereinafter set forth and to take all other steps deemed necessary or advisable in connection therewith.

                          (f) The net asset value of each share of common stock
                 of the Corporation duly surrendered to the Corporation for redemption or purchased by the Corporation pursuant to the provisions of Section 2(b), 2(d), or 2(e) of Article V of these Articles of Incorporation shall be determined on any day on


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                 which the New York Stock Exchange is open (i) (A) as of the close of business next succeeding the receipt of the tender of such shares for redemption or purchase, as the case may be, by the Corporation or (B) as of the close of business on the business day next preceding the date on which the Corporation sends notice of redemption to stockholders whose shares are redeemed at the option of the Corporation or (ii) as of such other time or times as may be established by the Board of Directors in its absolute discretion.

                          (g) Except as otherwise permitted by the Investment
                 Company Act of 1940, payment of the redemption price of shares of common stock of the Corporation surrendered to it for redemption pursuant to the provisions of Section 2(b) or 2(d) or for purchase by the Corporation pursuant to the provisions of Section 2(e) of Article V or these Articles of Incorporation shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities of the Corporation or in cash, as the Board of Directors shall deem advisable, but no stockholder shall have the right, other than as determined by the Board of Directors, to have his shares redeemed in portfolio securities.

                          (h) In the absence of any specification as to the
                 purposes for which shares of the common stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares retired by repurchase or redemption shall thereafter have the status of authorized but unissued shares of common stock of the Corporation.



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                 Section 3. The presence in person or by proxy of the holders of record of one-third of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

                 Section 4. Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

                 Section 5. No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the common stock of the corporation of any class which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the common stock of the Corporation required by it after the issue thereof, or otherwise).

                 Section 6. All persons who shall acquire common stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.


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                                   ARTICLE VI

                                    Directors

                 The initial number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows:

                              William G. Spears
                               Louis K. Benzak
                          Vincent Dep. Farrell, Jr.

                 However, the Bylaws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By laws of the Corporation, the directors of the Corporation need not be stockholders.

                 The Bylaws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.



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                                   ARTICLE VII

                                  Miscellaneous

                 The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

                 Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

                 (a) To make, alter, amend or repeal from time to time the Bylaws of the Corporation except as such power may otherwise be limited in the Bylaws.

                 (b) To issue the shares of common stock of the Corporation.

                 (c) To authorize the purchase of shares of common stock of the Corporation in the open market or otherwise, at prices not in excess of their net asset value, less a charge not to exceed 2% of such net asset value of and as fixed by a resolution of the Board of Directors of the Corporation from time to time, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

                 (d) To determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets (as defined herein) and the net asset value (as defined herein) of the shares of common stock of the Corporation.



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                 (e) To distribute dividends from funds legally available
         therefor in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the stockholders of record as of such rate, as the Board of Directors may determine.

                 Section 2. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders.

                 Section 3. Except as required by law, the have only such right to inspect the records, documents, accounts and books of the Corporation, as may be granted by the Board of Directors of the Corporation.

                 Section 4. Any vote authorizing liquidation of the Corporation or proceedings for the dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounts principles, what constitute the assets of the Corporation available for distribution to stockholders and may divide, or authorize the Board of Directors to divide such assets among the stockholders in such manner that every stockholder will receive a proportionate amount of the value of such assets (determined as aforesaid) of the Corporation upon such liquidation or dissolution.

                                  ARTICLE VIII

                                   Definitions

                 Section 1. As used in these Articles of Incorporation and in the Bylaws of the Corporation, the following terms shall have the meanings indicated:

                          "Gross Assets" shall mean the total value of the
                 assets of the Corporation determined as provided in Section 3 below.


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                          "Person" shall mean a natural person, corporation,
                 joint stock company, firm association, partnership, trust, syndicate, combination, organization, government or agency or subdivision thereof.

                          "Securities" shall mean any stock, shares, bonds,
                 debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein, or in any property or assets created or issued by any Person.

                          Section 2. Net asset value shall be determined by
                 dividing:

                          (a) The total value of the assets of the Corporation
                 determined as provided in Section 3 below less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the Corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities or claims, of any and every kind and nature, fixed, accrued or unmatured, including the estimated accrued expense of investment advisory and administrative services, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise, and the price of common stock redeemed but not paid for) but excluding the Corporation's liability upon its shares and its surplus, by

                          (b) The total number of shares of the Corporation
                 outstanding (shares sold by the Corporation whether or not paid for being treated as


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                 outstanding and shares purchased or redeemed by the
                 Corporation whether or not paid for and treasury shares being treated as not outstanding).

                 Section 3. In determining for the purposes of these Articles of Incorporation the total value of the assets of the Corporation at any time, securities shall be taken at their market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and all other assets at fair value determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

                 Section 4. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles or with any order, rule, regulation or release of the Securities Exchange Commission by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be biding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determination shall be binding as aforesaid.

                 Nothing in this Section 4 shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX

                                   Amendments

                 From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of


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any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article IX.

                          -----------------------------

                 The term "Articles of Incorporation" as used herein and in the By Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                         ------------------------------

                 I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                 May 25, 1983

                                                       /s/ Jeffrey A. Sine
                                                       -----------------------
                                                       Jeffrey A. Sine



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                                 SBSF FUND, INC.

                              Articles of Amendment

         THIS IS TO CERTIFY:

         FIRST: That the Articles of Incorporation of SBSF Fund, Inc., a Maryland corporation having its principal office at 10 Rockefeller Plaza, New York, New York 10020 (hereinafter called the "Corporation"), is hereby amended as follows:

         Article V of the Articles of Incorporation be amended by deleting it in its entirety and inserting in its place the following:

                                    ARTICLE V

                                  Common Stock

                          (1) The total number of shares of stock which the
                 corporation has authority to issue is 50,000,000 all of which are a par value of $.01 each, and are designated Common Stock. References in the following provisions of these Articles of Incorporation to "Shares" mean the shares of Common Stock of the Corporation.

                          (2) The aggregate par value of all the authorized
                 Shares of stock is $500,000.

                          (3) The Board of Directors of the Corporation is
                 authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for Shares, and to issue Shares up to the total number of Shares which the Corporation is authorized to issue.

                          (4) The Board of Directors shall have the authority
                 from time to time to create from the Shares one or more separate Classes of Shares (hereinafter referred to as "Series"), as they deem necessary or desirable, to establish and designate such Series and to specify the number of Shares thereof. Except as aforesaid, as otherwise provided herein, or as provided in an instrument properly establishing




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                 and designating a Series, all Shares of the different Series shall be identical.

                          (5) The Board of Directors may increase or decrease
                 the number of Shares of any Series, provided that the number of Shares of any Series shall not be decreased below the number then outstanding. The Board of Directors may classify as Shares of any Series any unissued Shares which have not theretofore been designated as Shares of a Series, or may reclassify any unissued Shares of any Series or any Shares previously issued and reacquired of any Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Board of Directors may by an instrument adopted by it abolish that Series and the establishment and designation thereof.

                          (6) The establishment and designation of any Series of
                 Shares shall be effective upon the adoption by the Board of Directors of an instrument setting forth such establishment and designation or when otherwise provided in such instrument. Any Shares of any Series that may from time to time be established and designated by the Board of Directors shall have the relative rights and preferences provided in these Articles of Incorporation.

                          (7) All consideration received by the Corporation for
                 the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series.



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                          (8) The assets belonging to each particular Series
                 shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series and with all payments of consideration made incident to the redemption or reacquisition of any Shares of that Series. The Board of Directors shall cause any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series to be allocated and charged to and among the Series in proportion to their relative asset values. The liabilities, expenses, costs, charges and reserves allocated and charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves shall be conclusive and biding upon the holders of all Series for all purposes.

                          (9) Income belonging to a Series includes all income,
                 earnings and profits derived from assets belonging to that Series, less any expenses, costs, charges or reserves belonging to that Series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

                          (10) Dividends and distributions on Shares of a
                 particular Series may be paid with such frequency as the Board of Directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, after providing for actual and accrued liabilities belonging to that Series. Except as hereinafter provided, all dividends on Shares of a particular Series shall be paid only out of the income belonging to that Series and capital gains distributions on Shares of a particular Series shall be paid only out of the capital gains belonging to that Series.

                          The Corporation intends to qualify as a "regulated
                 investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof



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                 on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

                          Dividends and distributions may be made in cash or
                 Shares or a combination thereof as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with paragraph 18 of this
                 Article V.

                          (11) In the event of the liquidation or dissolution of
                 the Corporation, the Shareholders of each Series shall be entitled to receive, as a Series, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The liquidation of any particular Series with Shares then outstanding may be authorized by the Board of Directors, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Act.

                          (12) On each matter submitted to a vote of the
                 Shareholders, each holder of a Share shall be entitled to one vote for each Share standing in his name on the books of the Corporation on the date fixed in accordance with the by-laws for determination of shareholders entitled to vote at such meeting, irrespective of the Series thereof and all Shares of all Series shall vote as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the 1940 Act or would be required under the Maryland General Corporation law, such requirements as to a separate vote by that Series shall apply in lieu of single class voting as described above;


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                 (ii) in the event that the separate vote requirements
                 referred to in (i) above apply with respect to one or more Series, then, subject to (iii) below, the Shares of all other Series shall vote as a single class; and (iv) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote. Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater portion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

                          (13) Each shareholder upon request to the Corporation,
                 accompanied by surrender of any outstanding certificate or certificates therefor in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the Shares of any Series standing in his name on the books of the Corporation, at the then current net asset value of the Shares of such Series. The method of computing such current net asset value, and the time within which the Corporation shall make payment therefor shall be determined as hereinafter provided. Notwithstanding the foregoing, the Corporation may suspend the right of the shareholders to require the Corporation to redeem Shares:

                              (a) for any period (i) during which the New York
                      Stock Exchange is closed other than the customary weekend and holding closings, or (ii) during which trading on the New York Stock Exchange is restricted;

                              (b) for any period during which an emergency, as
                      determined by the Securities and Exchange Commission or any successor thereto, exists as a result of which (i) disposal by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                              (c) for such other periods as the Securities and
                      Exchange Commission or any successor thereto


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                      may by order permit for the protection of security holders of the Corporation.

                          (14) The Corporation may at any time and from time to
                 time, at the sole discretion of the Board of Directors, upon not less than 30 days' written notice, redeem at the then current net asset value of such Shares, all the Shares of any Series of any shareholder the aggregate current net asset value of whose Shares of that Series is less than $500.

                          (15) Payment of the redemption or repurchase price for
                 Shares of any Series redeemed or repurchased by the Corporation may be made either in cash or in securities or other assets at the time owned by the Corporation and belonging to that Series or partly in cash and partly in securities or other assets at the time owned by the Corporation and belonging to that Series as the Board of Directors may, in its sole discretion, determine. In the case of redemption, the value of any part of such payment to be made in securities or other assets of the Corporation shall be the value employed in determining the redemption price, and payment of the redemption price shall be made on or before the seventh day following the day on which the Shares are properly presented for redemption except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made, and, except as postponement of the date of payment may be permissible under the 1940 Act and the rules and regulations thereunder.

                          (16) In the case of shares of stock of the Corporation
                 issued in whole or in part in exchange for securities, there may, at the discretion of the Board of Directors of the Corporation, be included in the value of such securities, for the purpose of determining the number of shares of capital stock of the Corporation issuable in exchange therefor, the amount, if any, of brokerage commissions (not exceeding an amount equal to the rates payable in connection with the purchase of comparable securities on the New York Stock Exchange) or other similar costs of acquisition of such securities held by the holder of said securities in acquiring the same.


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                          (17) Shares of any Series redeemed or repurchased by
                 the Corporation shall be retired and restored to the status of authorized and unissued Shares of the same Series (subject to the power of the Board of Directors to reclassify such Shares as provided in paragraph (5) of this Article V), and the capital of the Corporation correspondingly reduced, without any further action by the Corporation, to the extent permitted by the laws of the State of Maryland.

                          (18) The net asset value per Share of any Series shall
                 be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding. The net asset value of the Shares shall be determined at least once on each day that the New York Stock Exchange is open for trading as of the close of trading ("current net asset value"). The current net asset value shall be determined in good faith pursuant to the direction of the Board of Directors in a manner not inconsistent with the provisions of the 1940 Act or any rule or regulation thereunder.

                          (19) The Corporation may issue Shares in fractional
                 denominations to the same extent as its whole Shares, and Shares in fractional denominations shall have proportionately to the respective fractions represented thereby all the rights of the whole Shares of the same Series, including, without limitation, the right to vote, the right to receive dividends and distributions, rights of redemption and the right to participate upon liquidation of the Corporation.

                          (20) No holder of any Shares shall be entitled as of
                 right to subscribe for, purchase, or otherwise acquire any Shares which the Corporation proposes to issue for any rights or options which the Corporation proposes to grant for the purchase of Shares or for the purchase of any bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire Shares; and any and all of such Shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any such holder.

         SECOND: That the Board of Directors of the Corporation at a meeting duly convened and held on January 9, 1987, duly advised the amendment to the Articles of Incorporation of the Corporation hereinabove set forth and adopted a resolution directing that it be submitted for action thereon at the next annual meeting of the stockholders of the Corporation.

         THIRD: That said annual meeting of stockholders of the Corporation, pursuant to notice given in the manner provided by law, was held at 10 Rockefeller Plaza, New York, New York 10020, on Tuesday, March 24, 1987; and that at said meeting of stockholders, by the affirmative vote of the majority of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon, the amendment of the Articles of Incorporation hereinabove set forth was duly approved and adopted.

         IN WITNESS WHEREOF, SBSF Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary, this 25th day of March, 1987.

                                                SBSF FUND, INC.

                                                By: /s/ Joseph E.Breslin
                                                    -------------------------
                                                    Joseph E. Breslin, President

ATTEST:

/s/ Susan M. Brennan
-------------------------------------
Susan M. Brennan, Assistant Secretary

         I acknowledge this document to be the act of the Corporation, and state that, to the best of my knowledge, information and belief, all matters and facts herein are true in all material respects and that this statement is made under the penalties for perjury.

                                                   /s/ Joseph E.Breslin
                                                   ----------------------
                                                   Joseph E. Breslin

                                 SBSF FUND, INC.

                          ARTICLES SUPPLEMENTARY TO THE
                            ARTICLES OF INCORPORATION

         THIS IS TO CERTIFY that SBSF FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation at a meeting duly convened and held on September 30, 1987, adopted a resolution (a) classifying its 50,000,000 authorized shares of the par value of $.01 each ("Common Stock") as follows: 30,000,000 unissued shares of Common Stock shall be classified as "SBSF Money Market Fund Class," 5,000,000 unissued shares of Common Stock shall be classified as "SBSF Convertible Securities Fund Class" and the remaining 15,000,000 shares of Common Stock (including the shares of Common Stock issued and outstanding at the effective time and date of these Articles Supplementary) shall be designated as the "SBSF Growth Fund Class" (such designation being solely for the purpose of identification and not for the purpose of defining or altering the existing rights and preferences of the SBSF Growth Fund Class); and
(b) reserving the authority to further classify or reclassify any unissued shares of the SBSF Money Market Fund Class, the SBSF Convertible Securities Fund Class and the SBSF Growth Fund Class.

         SECOND: The shares so classified shall have the relative rights and preferences specified for each class of shares of the Corporation's Common Stock as set forth in Article V of the Corporation's Articles of Incorporation.

         THIRD: The Board of Directors of the Corporation, also at its meeting held on September 30, 1987, adopted a resolution pursuant to Section 1-301 of the Maryland General Corporation Law authorizing any of the Assistant Secretary and the Treasurer to attest to the signature of the officer signing and acknowledging these Articles Supplementary.

         FOURTH: The Common Stock has been duly classified by the Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, SBSF FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Treasurer on January 14, 1988.

                                                SBSF FUND, INC.

                                                By: /s/ Joseph E. Breslin
                                                    -------------------------
                                                    Joseph E. Breslin, President

ATTEST:

/s/
-------------------------------
                    , Treasurer

STATE OF NEW YORK         )
                          )  ss:
COUNTY OF NEW YORK        )

         The undersigned, President of SBSF FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                   /s/ Joseph E. Breslin
                                                   ----------------------------
                                                       Joseph E. Breslin

Sworn to before me on this

14th day of January, 1988

/s/ Judith A. Wolsky
----------------------------
      Notary Public

    JUDITH A. WOLSKY

    Notary Public, State of New York
    No. 30-4735072
    Qualified in Queens County
    Commission Expires June 30, 1988

                                 SBSF FUND, INC.

                              ARTICLES OF AMENDMENT

                 SBSF Fund, Inc., a Maryland Corporation having its principal office in the State of Maryland in Baltimore City, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                 FIRST: The charter of the Corporation is hereby amended as follows:

                 1. by striking out Article II of the Articles of Incorporation, as heretofore amended, and inserting in lieu thereof the following new Article II:

                 "The name of the corporation (hereinafter called the "Corporation") is SBSF Funds, Inc.

                 2. by striking out Sections (1), (2) and (18) of Article V and inserting the following new Sections (1), (2) and (18) of said
         Article:

                          "(1) The total number of shares of stock which the
                 Corporation has authority to issue is 250,000,000 all of which are a par value of $.01 each, and are designated Common Stock. References in the following provisions of these Articles of Incorporation to "Shares" mean the shares of Common Stock of the Corporation."

                          "(2) The aggregate par value of all the authorized
                 Shares of stock is $2,500,000."

                          "(18) The net asset value per Share of any Series
                 shall be determined in good faith pursuant to the direction of the Board of Directors in a manner not inconsistent with the Investment Company Act of 1940 or any rule, regulation or order thereunder as of such specific time or times as the Board of Directors shall determine."


                 3.       by striking out the definition of "Gross Assets" in
         Section 1 of Article VIII.

                 4. by striking out Sections 2 and 3 of Article VIII and renumbering Section 4 of said Article as new Section 2 of Article VIII to read in its entirety as follows:

                          "Section 2. Any determination made in good faith and,
                 so far as accounting matters are involved, in accordance with generally accepted accounting principles or with any order, rule, regulation or release of the Securities and Exchange Commission by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

                          "Nothing in this Section 2 shall be construed to
                 protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of this office."

                 SECOND: The Board of Directors of the Corporation on February 8, 1988 duly adopted resolutions in which were set forth the foregoing amendments to the charter, declaring that said amendments of the charter as proposed were advisable and directing that they be submitted for action thereon by the stockholders of the Corporation at an annual meeting to be held on March 29, 1988.

                 THIRD: Notice setting forth said amendments of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon. The amendments of the charter of the Corporation as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of 52.2% of all the votes entitled to be cast thereon.

                 FOURTH: The amendments of the charter of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                 FIFTH: (a) The total number of shares of all classes of Common Stock that the Corporation was heretofore authorized to issue is fifty million (50,000,000) shares, of the par value of one cent ($.01) each and of the aggregate par value of five hundred thousand dollars ($500,000), divided into thirty million (30,000,000) shares of Common Stock of the SBSF Money Market Fund Class, five million (5,000,000) shares of Common Stock of the SBSF Convertible Securities Fund Class, and fifteen million (15,000,000) shares of Common Stock of the SBSF Growth Fund Class.

                 (b) The total number of shares of all classes of Common Stock is increased by these amendments to two hundred fifty million (250,000,000) shares, of the par value of one cent ($.01) each and of the aggregate par value of two million five hundred thousand dollars ($2,500,000). Pursuant to Sections
(4) and (5) of Article V of the Articles of Incorporation, the Board of Directors of the Corporation may from time to time classify in the future these additional two hundred million (200,000,000) unclassified shares that are being authorized by these amendments.

                 (c) The information required by subsection (b)(2)(i) of Section 2-607 was not changed by these amendments.

                 IN WITNESS WHEREOF, SBSF Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on April 5, 1988.

                                           SBSF FUND, INC.

                                           By  /s/ Joseph E. Breslin
                                               ------------------------------
                                               Joseph E. Breslin, President

Attest:

/s/ Susan M. Brennan
-------------------------------------
Susan M. Brennan, Assistant Secretary

          THE UNDERSIGNED, President of SBSF Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                               /s/ Joseph E. Breslin
                                               ------------------------------
                                               Joseph E. Breslin

                                 SBSF FUNDS, INC

                          ARTICLES SUPPLEMENTARY TO THE
                            ARTICLES OF INCORPORATION

                 THIS IS TO CERTIFY that SBSF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Board of Directors of the Corporation at a meeting duly convened and held on May 17, 1988, adopted a resolution (a) classifying its heretofore unclassified and unissued 200,000,000 shares of its total 250,000,000 authorized shares of the par value of $.01 each ("Common Stock") as follows:
170,000,000 shares of Common Stock shall be classified as "SBSF Money Market Fund Class," 20,000,000 shares of Common Stock shall be classified as "SBSF Convertible Securities Fund Class" and the remaining 10,000,000 shares of Common Stock shall be designated as the "SBSF Growth Fund Class"; and (b) reserving the authority to further classify or reclassify any unissued shares of the SBSF Money Market Fund Class, the SBSF Convertible Securities Fund Class and the SBSF Growth Fund Class.

                 SECOND: The shares so classified shall have the relative rights and preferences specified for each class of shares of the Corporation's Common Stock as set forth in Article V of the Corporation's Articles of Incorporation.

                 THIRD: The Common Stock has been duly classified by the Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

                 IN WITNESS WHEREOF, SBSF FUNDS, INC. Has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on September 13, 1988.

                                                SBSF FUNDS, INC.

                                                By  /s/ Joseph E. Breslin
                                                    ----------------------------
                                                    Joseph E. Breslin, President

Attest:

/s/ Marianne Francis
-------------------------------------
Marianne Francis, Assistant Secretary

STATE OF NEW YORK                     )
                                      :      ss:
COUNTY OF NEW YORK                    )

          The undersigned, President of SBSF FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                        /s/ Joseph E. Breslin
                                                        -----------------------
                                                        Joseph E. Breslin

Sworn to before me on this 13th day of September 1988.

/s/ Judith A. Wolsky
---------------------------
     Notary Public

    JUDITH A. WOLSKY
    Notary Public, State of New York
    No. 41-4765078
    Qualified in Queens County
    Commission Expires June 30, 1990

                                SBSF FUNDS, INC.

                          ARTICLES SUPPLEMENTARY OF THE
                            ARTICLES OF INCORPORATION

                 THIS IS TO CERTIFY that SBSF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Board of Directors of the Corporation at a meeting duly convened and held on September 22, 1993, adopted resolutions (a) classifying 25,000,000 shares of its heretofore unclassified and unissued 50,000,000 shares of its total 250,000,000 authorized shares of the par value of $.01 each ("Common Stock") as shares of the "SBSF Capital Growth Fund Class";
(b) reclassifying and redesignating the unissued shares of the "SBSF Growth Fund Class" as unissued shares of the "SBSF Fund Class"; and (c) reserving the authority to further classify or reclassify any unissued shares of the SBSF Money Market Fund Class, the SBSF Convertible Securities Fund Class, the SBSF Fund Class and the SBSF Capital Growth Fund Class.

                 SECOND: The shares so classified shall have the relative rights and preferences specified for each class of shares of the Corporation's Common Stock as set forth in Article V of the Corporation's Articles of Incorporation. All shares with the designation "SBSF Fund Class" and "SBSF Growth Fund Class" shall for all purposes be treated as a single class of the capital stock of the Corporation, and each such share however designated shall have the identical relative preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, and the identical ownership interest in the investment portfolio and any other assets belonging to the class, as each other share; for convenience of references each outstanding share of the "SBSF Growth Fund Class" may be referred to in prospectuses, financial statements, periodic reports, and other publications of the Corporation with the designation "SBSF Fund Class." For all purposes, the shares of the "SBSF Fund Class" and "SBSF Growth Fund Class" shall vote together as a single class whenever a single class vote is required under the Corporation's charter.

                 THIRD: The Common Stock has been duly classified by the Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

                 IN WITNESS WHEREOF, SBSF FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on September 22, 1993.

                                                SBSF FUNDS, INC.

                                                By: /s/ Joseph E. Breslin
                                                    --------------------------
                                                    Joseph E. Breslin, President

Attest:

/s/
-------------------------------------
Marianne Francis, Assistant Secretary

                 The undersigned, President of SBSF FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                    /s/ Joseph E. Breslin
                                                    ------------------------
                                                    Joseph E. Breslin

                                SBSF FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                 SBSF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article II, Section 11 of the Bylaws of the Corporation, the Board of Directors by Unanimous Written Consent dated January 26, 1996, adopted resolutions: (a) reclassifying and redesignating 25,000,000 shares of the common stock par value $.01 per share of the Corporation designated as shares of the "SBSF Money Market Fund" as shares of SBSF Capital Growth Fund; (b) authorizing the appropriate Officers of the Corporation to prepare, execute and file Articles Supplementary to the Corporation's Articles of Incorporation to reclassify the authorized shares of the Corporation in accordance with the foregoing resolution; and (c) authorizing and directing the Officers of the Corporation to pay all expenses and perform all acts which such Officer, with advice of counsel, deems necessary or appropriate to carry out the purposes and intent of the foregoing resolutions.

                 SECOND: After giving effect to the reclassification set forth in ARTICLE FIRST, the 250,000,000 shares of common stock, par value $.01 per share, of the Corporation are divided and classified as follow:


    Name of Class                                 Number of Shares
    -------------                                 ----------------
SBSF Money Market Fund                               175,000,000
SBSF Convertible Securities Fund                      25,000,000
SBSF Growth Fund                                      25,000,000
SBSF Capital Growth Fund                              25,000,000


                 THIRD: The shares so classified shall have the relative rights and preferences specified for each class of shares of the Corporation's Common Stock as set forth in Article V of the Corporation's Articles of Incorporation.

                 FOURTH: These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

                 IN WITNESS WHEREOF, SBSF FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on January 26, 1996.

                                          SBSF FUNDS, INC.

                                          By: /s/ Scott A. Englehart
                                              Scott A. Englehart, Vice President

Attest:

/s/ Karen A. Doyle
Karen A. Doyle, Secretary

                 THE UNDERSIGNED, Vice President of SBSF Funds, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              /s/ Scott A. Englehart
                                              Scott A. Englehart, Vice President